EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

By and Among

CHARLES A. STANZIALE, JR., CHAPTER 7 TRUSTEE

OF GOLDEN GUERNSEY DAIRY, LLC

And

LIFEWAY FOODS, INC.

May 14, 2013

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 14, 2013, by and between CHARLES A. STANZIALE, JR, IN HIS CAPACITY AS CHAPTER 7 TRUSTEE, BY AND ON BEHALF OF THE ESTATE OF GOLDEN GUERNSEY DAIRY, LLC, a Delaware limited liability company (the “Seller”), and LIFEWAY FOODS, INC., an Illinois corporation (the “Purchaser,” and together with the Seller, collectively, the “Parties”).

RECITALS

WHEREAS, on January 8, 2013 (the “Petition Date”), Golden Guernsey Dairy, LLC (the “Debtor”) filed a voluntary petition for relief pursuant to chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”);

WHEREAS, the Office of the United States Trustee for the District of Delaware appointed Charles A. Stanziale, Jr. to serve as the chapter 7 Trustee (the “Chapter 7 Trustee”) for the Debtor’s estate;

WHEREAS, the Debtor formally operated a dairy manufacturing, bottling, and distribution plant (the “Business”) in a 170,000 square foot facility located at 2101 Delafield Street, Waukesha, Wisconsin;

WHEREAS, the Seller intends to seek the entry of an order by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) approving this Agreement and authorizing Seller to consummate the transactions contemplated hereby and by the other transaction documents;

WHEREAS, on March 1, 2013, the Seller filed a motion to approve among other things, (i) bid and notice procedures, (ii) the proposed Asset Purchase Agreement and sale of the Golden Guernsey Assets, and (iii) the break-up fee (the “Bid Procedures Motion”);

WHEREAS, on March 22, 2013, the Bankruptcy Court entered an order granting the Bid Procedures Motion (the “Bidding Procedures Order”);

WHEREAS, the Seller desires to sell, transfer and assign to the Purchaser, and the Purchaser desires to acquire from the Seller, pursuant to Sections 363 and 365 of the Bankruptcy Code, the Golden Guernsey Assets as more specifically provided herein;

WHEREAS, the transactions contemplated by this Agreement are subject to the approval of the Bankruptcy Court and will be consummated only pursuant to an order to be entered in the Bankruptcy Court approving the transactions contemplated by this Agreement, in form and substance acceptable to the Purchaser in its sole discretion (the “Sale Order”); and

NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

TRANSFER OF ASSETS

Section 1.1 Assets. Subject to the terms and conditions set forth herein, at the Closing the Seller shall sell, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller’s and the Debtor’s right, title and interest on an “as is where is” basis, free and clear of all liens, claims, interests, and encumbrances (collectively, “Liens”), all of the Seller’s assets, property and contractual rights related to the Business wherever located, including but not limited to the below listed items, excluding only the Excluded Assets set forth in Section 1.3 (collectively, the “Golden Guernsey Assets”):

(a) all machinery, tooling, equipment, fixtures, computer equipment, furniture, and other personal property owned by the Seller on the Closing Date and previously or currently used or held for use in the operation of the Business (the “Equipment”);

(b) the real property and buildings and other improvements thereon upon which the Business is located at 2101 Delafield Street, Waukesha, Wisconsin as more fully described on Exhibit D (the “Real Property”);

(c) the Executory Contracts identified on Exhibit A;

(d) the motor vehicles owned by the Seller on the Closing Date and previously or currently used or held for use in the operation of the Business, and all attachments, accessories and materials handling equipment located in or on such motor vehicles on the Closing Date;

(e) all of the Seller’s owned inventory of supplies, parts and accessories of every kind, nature, and description owned by the Seller on the Closing Date and previously or currently used or held for use in the operation of the Business (the “Inventory”), subject to consumption and replenishment by the Seller in the ordinary course of business;

(f) the telephone number(s), website(s) and email address(es) used in the operation of the Business;

(g) all books and records relating to the operation of the Business, including non-proprietary marketing materials, customer lists and vendor lists but excluding employee, union, health, welfare, pension, retiree, or personnel records (the “Business Records”);

(h) any and all of the Seller’s intellectual property, licensed intellectual property, trade names and other agreements related therein, including those set forth on Schedule 1.1(h);

(i) all causes of action and all rights and claims of the Seller related to or arising from the Golden Guernsey Assets and the Assumed Liabilities, but specifically excluding all causes of action and all rights and claims of the Seller related to or arising from the Excluded Assets and the Excluded Liabilities; and

(j) all of the goodwill of the Business.

Section 1.2 Executory Contracts. Attached as Exhibit A hereto is a listing of the executory contracts and leases (each an “Executory Contract” and collectively, the “Executory Contracts”) which the Purchaser requests the Seller assume and assign as part of this Agreement. The Purchaser shall be responsible for any cure costs necessary for the Chapter 7 Trustee to assume and assign the Executory Contracts. Purchaser shall have the ability to delete and reject any Executory Contract to Exhibit A within three business days prior to the Sale Hearing1 by notifying the Seller in writing of those Executory Contract(s) it wishes to have deleted and rejected. The Seller shall reject any Executory Contracts, as directed by the Purchaser, within three business days prior to the Sale Hearing.

Section 1.3 Excluded Assets. The Seller shall retain all right, title and interest in and to the below listed items (collectively, the “Excluded Assets”):

(a) all receivables as of the Closing Date (as defined herein) of the Seller, including accounts receivable from customers, receivables from employees or intercompany receivables, notes receivable and insurance proceeds receivable;

(b) all insurance policies of the Seller (whether or not related to the Business) and the proceeds therefrom;

(c) records which relate to other assets not sold hereunder or to liabilities or contracts retained by the Seller;

(d) all organizational, tax and accounting, or other records of the Seller that the Seller is required by law to retain;

(e) all employment and collective bargaining contracts of the Seller;

(f) any Benefit Plans to which the Seller was obligated, or a party to;

(g) any and all milk vendor or procurement contracts with Foremost Farms USA or any other milk seller;

(h) all of the Seller’s contracts not set forth on Exhibit A as Executory Contracts (as may be amended in accordance herewith);

(i) all causes of action and all rights and claims of the Seller against former or current officers, directors, employees, members, interest holders, principles, agent, lenders, lien holders, representatives of Seller and any party asserting rights, suits, claims, causes of action, judgments, damages, rights to payment and litigation rights of any kind or nature whatsoever (whether arising in contracts, tort or otherwise, or any equitable remedy for breach of performance), whether or not such breach gives rise to a right to payment;

___________________

1
In the event Purchaser determines to add any additional executory contract or unexpired lease which it wishes to have assumed and assigned, it must notify the Trustee in writing no later than 1 p.m. (prevailing Eastern Time) on May 17, 2013.

(j) all causes of action belonging to the Chapter 7 Trustee under Chapter 5 of the Bankruptcy Code; and

(k) any amounts which may be determined to be due and owing by any creditor of the Seller’s estate arising prior to the Closing Date.

Section 1.4 Purchase Price. As consideration for the sale of the Golden Guernsey Assets, pursuant to the terms and subject to the conditions hereof, on the Closing Date (as defined herein) the Purchaser shall pay by wire transfer of immediately available funds to the Seller a total aggregate amount equal to Seven Million Three Hundred Sixty-Five Thousand Dollars and 00/100 ($7,365,000.00) (the “Purchase Price”) plus the payment of the Cure Costs.

Section 1.5 Deposit. No later than the Bid Deadline (as defined in the Bidding Procedures Order), the Purchaser shall deliver an amount equal to Five Hundred Seventy-Six Thousand Five Hundred Dollars and 00/100 ($576,500.00) (the “Deposit”) to the Seller. The Deposit shall be held in trust by the Chapter 7 Trustee. In the event the Purchaser is deemed the Successful Bidder (as defined in the Bidding Procedures Order), or as the case may be, the Back-Up Bidder (as defined in the Bidding Procedures Order), and the Parties consummate the transactions contemplated by this Agreement, the Deposit shall be credited toward the Purchase Price at Closing. If the Deposit is not credited toward the Purchase Price pursuant to this Section 1.5, the Seller shall disburse the Deposit pursuant to Section 7.6 of this Agreement.

Section 1.6 Assumed Liabilities. Effective as of the Closing, the Purchaser will assume only the following liabilities, commitments and other obligations of the Seller (collectively, the “Assumed Liabilities”), and no others:

(a) all liabilities, commitments and other obligations of the Seller under the Executory Contracts as defined in Section 1.2 arising after the Time of Closing;

(b) all personal property and other non-income-based Taxes attributable to the operation of Business and the Golden Guernsey Assets after the Time of Closing; and

(c) all liabilities, or potential liabilities, arising out of or in connection with the operation of the Business or ownership of the Golden Guernsey Assets by the Purchaser after the Time of Closing excepting, without further limitation, any and all successors’ and assigns’ obligations or liabilities in any collective bargaining agreement to which Golden Guernsey or any predecessor is, or was a party (including all future liabilities under the Executory Contracts that are assigned to Purchaser at the Closing).

The Parties expressly agree that, except with respect to the Assumed Liabilities, the Purchaser will not assume or otherwise become liable for any liabilities, commitments or other obligations of the Seller.

Section 1.7 Excluded Liabilities. Without limiting the foregoing, the Purchaser shall have no responsibility whatsoever with respect to any liabilities of the Seller other than the Assumed Liabilities (the “Excluded Liabilities”), including, without limitation, the following:

(a) any obligation or liability of the Seller whether known or unknown, not expressly agreed to be assumed by the Purchaser pursuant to this Agreement arising from the operations of the Golden Guernsey Assets and/or the Business up to the Time of Closing or arising out of the sale by the Seller of the Golden Guernsey Assets that may arise due to the consummation of the transactions set forth herein that are not otherwise set forth herein;

(b) any obligation or liability of the Seller for expenses incurred in connection with the sale of the Golden Guernsey Assets pursuant to this Agreement;

(c) all liabilities and obligations of the Seller or any affiliates to employees of the Business, whether or not hired by the Purchaser; and any obligation or liability of the Seller with respect to or arising out of any employee contract, employee benefit plan or any other plans or arrangements for the benefit of any employees of the Debtor or any affiliates, including any multi-employer pension plan withdrawal liability, severance payments, obligations to provide health insurance or other liabilities arising by reason of the transactions contemplated by this Agreement;

(d) any liabilities of the Seller with respect to collective bargaining or other labor contracts, including, without limitation, any collective bargaining agreements. On or before Closing (as defined herein), Seller shall file a motion to reject the agreements referred to herein. The Seller shall provide the Purchaser with proof that any collective bargaining agreement of the Seller has been rejected;

(e) any liabilities of the Seller under any contract, agreement, or obligation other than those identified as Assumed Liabilities; and

(f) any liabilities of the Seller or its predecessors on any and all milk vendor or procurement contracts with Foremost Farms USA or any other milk seller. On or before Closing (as defined herein), the Seller shall file a motion to reject the agreements referred to herein. The Seller shall provide the Purchaser with proof that the agreements referred to herein have been rejected.

Section 1.8 Time and Place of the Closing. Subject to the termination provisions in Article VII, unless otherwise agreed to by the Parties hereto this transaction shall be closed (the “Closing”) at the offices of the Seller’s counsel in Newark, New Jersey, or New York City, New York commencing at 10:00 A.M., prevailing Eastern Time, within twenty (20) days after receipt of the Sale Order from the Bankruptcy Court, and satisfaction or waiver of each of the other conditions to Closing (other than conditions with respect to actions the Parties will take at the Closing itself) (the “Time of Closing”). The date on which the Closing takes place is referred to herein as the “Closing Date.”

Section 1.9 Deliveries by the Seller. At the Closing, the Seller shall deliver to the Purchaser, all duly and properly executed (where applicable):

(a) a bill of sale, in the form attached as Exhibit B hereto (the “Bill of Sale”), conveying, selling, transferring and assigning to the Purchaser all of the Golden Guernsey Assets;

(b) an executed quit claim deed for the conveyance of the Real Property;

(c) a copy of the final, non-appealable Sale Order providing for a sale of the Golden Guernsey Assets free and clear of liens, claims and encumbrances;

(d) an assignment and assumption agreement, in the form attached as Exhibit C hereto (the “Assignment and Assumption Agreement”), pursuant to which the Seller assigns and the Purchaser assumes the Assumed Liabilities in accordance herewith; and

(e) such other separate documents or instruments of sale, assignment or transfer as the Purchaser shall reasonably request, including titles and registrations to evidence the consummation of the transactions set forth herein.

Section 1.10 Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the appropriate party, all duly and properly executed (where applicable):

(a) the Purchase Price, by wire transfer of immediately available funds to such account as shall have been specified in writing by the Seller to the Purchaser not less than two (2) business days prior to Closing;

(b) the Assignment and Assumption Agreement; and

(c) such other separate documents or instruments of sale, assignment, transfer as the Seller shall reasonably request and specifically agreed to by the Purchaser.

Section 1.11 Taxes. Except as may be otherwise provided in this Agreement:

(a) All recordation, transfer, documentary, excise, sales, value added, use, stamp, conveyance or other similar Taxes, duties or governmental charges, and all recording or filing fees or similar costs, imposed or levied by reason of, in connection with or attributable to this Agreement or the transactions contemplated hereby, which are not specifically exempt under law, but excluding all income taxes, and other fees based upon gain realized by the Seller as a result of the sale of the Golden Guernsey Assets (collectively, “Transfer Taxes”) shall be borne by the Purchaser. The Seller shall provide reasonable assistance to the Purchaser in seeking that any and all Transfer Taxes be waived to the extent permissible under the applicable bankruptcy law;

(b) Real Estate and Personal Property Taxes. At Closing, Seller shall pay all taxes due and owing on the Real Property and personal property of Seller, with the current year taxes prorated between Seller and Purchaser based upon the number of days of actual ownership of the Real Property and personal property and such taxes shall be prorated on an estimated basis using the most current information available. Purchaser shall take the Real Property and personal property subject to all current real estate and personal property taxes and assessments prorated to the date of Closing;

(c) Tax Appeal. Seller shall have the right to file and prosecute a real property tax appeal or negotiate a reduction of the assessment without the need for filing a real estate tax appeal prior to the Closing for which Seller shall bear all costs and fees to prosecute.

Seller shall be entitled to one hundred percent (100%) of the benefit for any reduction in taxes, credit or award granted for the pre-Closing period, including the date of Closing. Seller shall be entitled to fifty percent (50%) of any reduction in taxes which may be received, included but not limited to any credits granted to Purchaser against future taxes for the period after the Closing through December 31, 2014, for any taxes attributable to the Real Property, the amount of which Purchaser shall pay to Seller within thirty days of such determination; and

(d) Within one hundred and twenty (120) days after the Closing Date, the Purchaser shall deliver to the Seller a statement (the “Allocation Statement”), acceptable to the Seller in Seller’s reasonable discretion, allocating, for tax purposes, the consideration paid by the Purchaser for the Golden Guernsey Assets among such assets in accordance with Section 1060 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

ARTICLE II

Section 2.1 Non-Assignment of Certain Contracts and Permits. Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment hereunder of any Executory Contract or permit shall require the consent of any third party, neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, the Seller shall use commercially reasonable efforts to obtain the consent with respect to Executory Contracts of such other party to such assignment to the Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the representations and warranties set forth in this Article III to the Purchaser:

Section 3.1 No Broker’s or Finder’s Fees. No agent, broker, investment banker, Person (as defined below) or firm has acted directly or indirectly on behalf of the Seller in connection with this Agreement or the transactions contemplated hereby, and no such Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby.

Section 3.2 Authority. The Seller has full organizational power and authority to execute and deliver this Agreement and all other agreements, instruments, certificates and other documents to be entered into or delivered by Seller in connection with the transactions contemplated to be consummated pursuant to this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and all other agreements, instruments, certificates and other documents to be entered into or delivered by Seller in connection with the transactions contemplated to be consummated pursuant to this

Agreement have been duly and validly executed and delivered by the Seller and constitute the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except such documents that are required by the terms hereof to be executed and delivered by Seller after the date hereof, in which case such documents will be duly executed and delivered by Seller at or prior to the Closing.

Section 3.3 Title to Assets. Subject to entry of the Sale Order, on the Closing, the Seller will transfer to the Purchaser good, legal, and valid title to the Golden Guernsey Assets, free and clear of all Liens except for the Assumed Liabilities.

Section 3.4 No Conflict. Subject to any necessary authorization of the Bankruptcy Court, except as set forth on Schedule 3.4 attached hereto, and to the extent any of the foregoing is not enforceable due to operation of the Sale Order, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby by Seller do not and shall not require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any agency, division, subdivision or governmental or regulatory authority or any adjudicatory body thereof, of the United States, or any state thereof (“Governmental Authorities”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the representations and warranties set forth in this Article IV to the Seller.

Section 4.1 Authority. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, and except that enforceability of the obligations of the Purchaser under this Agreement may be subject to general principles of equity.

Section 4.2 No Broker’s or Finder’s Fees. No agent, broker, investment banker, Person or firm has acted directly or indirectly on behalf of the Seller or the Purchaser in connection with this Agreement or the transaction contemplated herein, and no such Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby.

Section 4.3 Good Faith Intentions; Financial Resources. It is Purchaser’s current intention to consummate the transaction on the terms and conditions set forth in the Agreement. Purchaser is “financially qualified,” willing and able to consummate the transaction.

Section 4.4 Back-Up Bidder, Insider, Diligence. Purchaser is willing to serve as the Back-Up Bidder (as defined in the Bidding Procedures Order), is not an Insider (as defined in Bankruptcy Code § 101(31)), and has completed all diligence prior to the Bid Deadline (as defined in the Bidding Procedures Order).

Section 4.5 No Conflict. Subject to any necessary authorization of the Bankruptcy Court, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby by Purchaser do not and shall not require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Governmental Authority.

Section 4.6 “AS IS” Transaction. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ARTICLE III ABOVE, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THE GOLDEN GUERNSEY ASSETS INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE GOLDEN GUERNSEY ASSETS, THE PHYSICAL CONDITION OF ANY ASSETS, THE VALUE OF THE GOLDEN GUERNSEY ASSETS (OR ANY PORTION THEREOF), THE MERCHANTABILITY OR FITNESS OF THE GOLDEN GUERNSEY ASSETS OR ANY OTHER PORTION OF THE GOLDEN GUERNSEY ASSETS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER OR THING RELATING TO THE GOLDEN GUERNSEY ASSETS OR ANY PORTION THEREOF. WITHOUT IN ANY WAY LIMITING THE FOREGOING, SELLER HEREBY DISCLAIM ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE GOLDEN GUERNSEY ASSETS. PURCHASER FURTHER ACKNOWLEDGES THAT PURCHASER HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PHYSICAL CONDITION OF THE GOLDEN GUERNSEY ASSETS, IF APPLICABLE, AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE GOLDEN GUERNSEY ASSETS AS PURCHASER DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH ITS ACQUISITION OF THE GOLDEN GUERNSEY ASSETS, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III, PURCHASER IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. ACCORDINGLY, PURCHASER WILL ACCEPT THE GOLDEN GUERNSEY ASSETS AT THE CLOSING “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS.”

Section 4.7 No Other Representations. The Purchaser makes no other representations or warranties, expressed or implied, of any nature whatsoever except as specifically set forth in this Article III.

ARTICLE V

COVENANTS OF SELLER AND THE PURCHASER

Section 5.1 Efforts. The Seller and the Purchaser will use their commercially reasonable efforts to obtain the satisfaction (but not waiver) of the conditions to Closing set forth in this Agreement. Without limiting the generality of the previous sentence, Seller will use commercially reasonable efforts to obtain entry of the Sale Order by the Bankruptcy Court in form and substance acceptable to the Purchaser, in its sole discretion.

Section 5.2 Back-Up-Bidder. Purchaser shall agree to serve as the Back-Up Bidder (as defined in the Bidding Procedures Order) if Purchaser’s bid is identified by the Chapter 7 Trustee as being the second highest and best bid for the purchase of the Golden Guernsey Assets.

Section 5.3 Pre-Closing Activities. From the date hereof until the Closing Date or the earlier termination of this Agreement in accordance with its terms, Seller shall not sell, assign, transfer, convey, pledge, mortgage, lease, license or otherwise dispose of or encumber any of the Golden Guernsey Assets, or any interests therein, other than sales of inventory in the ordinary course of business.

Section 5.4 Access. From the date hereof until the Closing Date or the earlier termination of this Agreement in accordance with its terms, subject to the confidentiality obligations of Purchaser set forth herein, Seller shall (a) give Purchaser and any of its employees, agents, contractors, representatives and/or consultants reasonable access upon reasonable advance notice to Seller, to the offices, properties, the books and records and of Seller or the Business in connection with the contemplated transaction, (b) furnish to Purchaser such financial and operating data and other information in Seller’s possession relating to the Business as Purchaser may reasonably request, (c) allow any state and or local agencies to visit the Real Property at Purchaser’s request to support necessary permitting, and (d) cooperate with Purchaser and its representatives to interface with service and utility providers for the Business to transition Executory Contracts over to Purchaser.

Section 5.5 Broker’s Fees. The Purchaser shall pay any broker’s or finder’s fee or any other commission or similar fee or expense, if any, in connection with this Agreement or the transactions contemplated hereby.

ARTICLE VI

CONDITIONS TO THE CLOSING

Section 6.1 Conditions to the Obligation of Seller. The obligations of the Seller to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions:

(a) the Sale Order shall have been entered by the Bankruptcy Court and shall be in full force and effect and not subject to a stay or appeal; and

(b) Purchaser shall have made the deliveries referenced in 1.10.

Section 6.2 Conditions to the Obligation of Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions:

(a) the Sale Order, in form and substance acceptable to the Purchaser in its sole discretion, shall have been entered by the Bankruptcy Court and shall be in full force and effect and not subject to a stay or appeal;

(b) Seller shall have made the deliveries referenced in 1.9; and

(c) Purchaser shall have obtained, at its sole cost and expense, an ALTA Owner’s Policy of Title Insurance with respect to the Real Property and the improvements on the Real Property insuring title to the Real Property and the improvements on the Real Property vest in Purchaser, subject to entry of the Sale Order, or a commitment from a title company to issue such policy upon payment of the applicable premium.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1 Further Assurances. The Seller and the Purchaser shall execute and deliver to the other, at the Closing or thereafter, any other instrument not otherwise inconsistent with this Agreement which may be requested by the other and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to transfer any Golden Guernsey Assets or to obtain any consents or licenses necessary for the Purchaser to operate the Golden Guernsey Assets in the manner operated by the Seller prior to Closing.

Section 7.2 Record Retention. The Purchaser hereby agrees and acknowledges that the Seller shall be permitted to retain copies of the Business Records. Additionally, the Purchaser shall provide to the Seller and its agents such reasonable access to or, at the Seller’s expense, copies of the Business Records transferred to the Purchaser pursuant to this Agreement, upon reasonable notice and during normal business hours, as the Seller may reasonably request.

Section 7.3 Insurance. The Seller shall maintain the existing insurance policies on the Golden Guernsey Assets or other policies providing substantially similar coverages until the Closing.

Section 7.4 Confidentiality. Any information provided to the Purchaser by the Seller shall be deemed confidential. The Purchaser shall not disclose any of the confidential information to any party other than its retained legal counsel and other retained professionals who shall be agreed to bound by this confidentiality provision.

Section 7.5 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Time of Closing:

(a) by mutual written consent executed by the Parties;

(b) by the Purchaser or the Seller if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, regulation or Order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise prohibiting consummation of such transactions;

(c) by the Purchaser, if the Bankruptcy Court has not approved the Sale Order within thirty (30) days after the Auction (as defined in the Bidding Procedures Order) or if the Sale Order entered by the Bankruptcy Court is not in form and substance reasonably acceptable to the Purchaser in its sole discretion;

(d) by the Purchaser, if the Closing has not occurred within twenty (20) days after the entry of the Sale Order or by such other date as mutually agreed to by the Parties and the Purchaser has not materially breached the terms of this Agreement;

(e) by the Seller, if the Closing has not occurred within twenty (20) days after the entry of the Sale Order or by such other date as mutually agreed to by the Parties and the Seller has not materially breached the terms of this Agreement;

(f) by the Purchaser, if the Seller consummates a sale of any of the Golden Guernsey Assets to a third party;

(g) by the Purchaser, if the Seller has materially breached any representation, warranty, covenant, or other term set forth in this Agreement and has not cured such breach within five (5) days of receipt of notice of breach from the Purchaser;

(h) by the Purchaser, if any material, substantial damage occurs to the Golden Guernsey Assets;

(i) by the Seller, if the Purchaser has materially breached any representation, warranty, covenant, or other term set forth in this Agreement and has not cured such breach within five (5) days of receipt of notice of breach from the Seller; and

(j) by Purchaser if Purchaser is not the Successful Bidder or Back-Up Bidder.

Section 7.6 Treatment of Deposit.

(a) Upon the Closing, the Seller shall credit the Deposit toward the Purchase Price.

(b) Upon a termination of this Agreement pursuant to Section 7.5(a), Section 7.5(b), Section 7.5(c), Section 7.5(d), Section 7.5(e), Section 7.5(f), Section 7.5(g), Section 7.5(h) or Section 7.5(i), the Deposit shall be released to the Purchaser within 5 days of such termination and the Seller shall have no further rights to the Deposit.

(c) Upon a termination of this Agreement by Seller pursuant to Section 7.5(i), the Deposit shall be released to Seller and Purchaser shall have no further rights to the Deposit.

Section 7.7 Extension; Waiver. At any time prior to the Time of Closing, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendment and Modification. Except as provided otherwise in this Agreement, this Agreement may be amended, modified or supplemented only by written agreement of the Parties hereto.

Section 8.2 Waiver of Compliance; Consents. Any failure of the Purchaser on the one hand, or the Seller, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Seller or the Purchaser, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

Section 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in person, by an overnight express delivery service (e.g., Federal Express) or by registered or certified mail (postage prepaid, return receipt requested) to the other party at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

(a) if to the Seller, to:

McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102
Telephone No.: (973) 622-4444
Facsimile: (973) 624-7070
Attention: Charles A. Stanziale, Jr., Chapter 7 Trustee
MEl 15656194v.3

With a copy to:
McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, NJ 07102
Telephone No.: (973) 622-4444
Facsimile: (973) 624-7070
Attention: Jeffrey T. Testa, Esq. Curtis A. Johnson, Esq.
Counsel to the Chapter 7 Trustee

(b) if to the Purchaser, to:

McDonald Hopkins LLC
300 N. LaSalle St., #2100
Chicago, IL 60654
Telephone No.: (312) 280-0111
Facsimile: (312) 280-8232
Attention: Lisa S. Lauer
Counsel to the Purchaser

Section 8.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. However, (x) after the Closing, either Party may, without the consent of the other Party, assign any or all of its rights and interests to any purchaser of all or any material portion of its business and/or assets; and (y) Purchaser may collaterally assign its rights to any party providing financing to it; provided, however, notwithstanding anything herein to the contrary, the assigning party shall remain responsible for the performance of all of its obligations hereunder.

Section 8.5 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including matters of validity, construction, effect, performance and remedies.

Section 8.6 Process; Jurisdiction. Any process against any Party to this Agreement, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be served personally or by certified mail at the address set forth in Section 8.3 with a required copy (which shall not constitute notice) by certified mail to the last known address of the counsel of the Purchaser or the Seller, as the case may be, with the same effect as though served on it personally. Any action, suit or proceeding brought by any Party to this Agreement relating to or arising out of this Agreement or any other agreement, instrument, certificate or other document delivered pursuant hereto (or the enforcement hereof or thereof) must be brought and prosecuted as to all Parties in, and each of the Parties consents to the exclusive jurisdiction of the Bankruptcy Court and hereby consents to service of process, personal jurisdiction and venue in, the Bankruptcy Court. The Purchaser’s sole remedy in connection with any suit, action or proceeding arising out of or relating to this Agreement shall be a return of the Deposit.

Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 8.8 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

Section 8.9 Entire Agreement. This Agreement, including the exhibits hereto, and the instruments and schedules referred to herein, embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

Section 8.10 Expenses. Except as otherwise provided in this Agreement, the Purchaser shall pay all expenses incurred by the Purchaser in connection with entering into and carrying out its obligations pursuant to this Agreement, including all its attorneys’ fees, and the Seller shall pay all expenses incurred by the Seller in connection with entering into and carrying out its obligations pursuant to this Agreement, including all its attorneys’ fees.

Section 8.11 No Third Party Beneficiaries. No individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority (collectively “Persons” and each a “Person”) other than the Seller and the Purchaser and their respective successors and permitted assigns shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of any provision of this Agreement or in reliance hereon.

Section 8.12 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

Section 8.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

[Signature Page Follows]

 IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

CHARLES A. STANZIALE, JR. CHAPTER 7
TRUSTEE OF GOLDEN GUERNS DAIRY, LLC

By:  /s/ Charles A. Stanziale, Jr.
Name:  Charles A. Stanziale, Jr.
Title:    Chapter 7 Trustee

LIFEWAY FOODS, INC.

By:  /s/ Edward Smolyansky
Name:  Edward Smolyansky
Title:    CFO

LIFEWAY FOODS, INC.

By:  /s/ Edward Smolyansky
Name:  Edward Smolyansky
Title:    CFO